EXHIBIT 9

               OPINION & CONSENT OF MATTHEW A. SWENDIMAN, COUNSEL
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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 42 to the Registration Statement on Form N-4 (File No. 002-78020) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

In connection with his opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance company.

Very truly yours,

/s/ Matthew A. Swendiman
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Matthew A. Swendiman, Counsel
Phoenix Life Insurance Company

Dated: April 30, 2004